                                                                    EXHIBIT 10.2

                              CONTRACT OF SALE

This Agreement is entered into by and between ROSS J. NOVELLI, SR., LORAINE P. GARLAND, GARY D. MARTIN, and PATRICIA D. OWEN (collectively "Seller"), and SILVERLEAF RESORTS, INC, a Texas corporation, and/or its assigns ("Purchaser").

                                 WITNESSETH:
                                 -----------

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                  ARTICLE I

                                  PROPERTY
                                  --------

         The conveyance by Seller to Purchaser shall be of all of the following described real property, together with all right, title and interest of Seller in and to any strips or gores, roads, easements, streets, and ways bounding said property, and all rights of ingress and egress thereto, and shall include all improvements and fixtures located or to be located on said property with the exception of the house located on the bayside tract owned by Novelli/Garland. Seller retains the right to have this house removed from the property at Seller's sole expense within three (3) months after the closing of this sale.

                          The surface only from Gulf of Mexico beach to Galveston Bay being 635.2 ft. +or- wide out of Division 4, Section 11 of the Hall & Jones Survey, Galveston Island, Galveston County, Texas, to be more particularly described by metes and bounds in the Surveys described and defined in Article IV(a) and
                          (b) hereinbelow.

Hereinafter the aforesaid real property is referred to collectively as the "Subject Property."

                                   Article II

                                 PURCHASE PRICE
                                 --------------

         The purchase price to be paid by Purchaser to Seller for the Subject Property shall be sum of One Million One Hundred Eighty Seven Thousand Five Hundred and No/100 Dollars ($1,187,500.00). The purchase price shall be payable all in cash at the closing.
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                                  ARTICLE III

                                 EARNEST MONEY
                                 -------------

         Within two (2) business days after final execution of this Contract by all parties hereto, Purchaser shall deliver Purchaser's check in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) to Stewart Title Company, 222 Kempner, Galveston, TX 77550 Att: Don Lera (the "Title Company"). The Title Company shall immediately cash the earnest money check and deposit the proceeds thereof in an interest bearing account, the earnings from which shall accrue to the benefit of Purchaser (hereinafter the proceeds of the earnest money check shall be referred to as the "earnest money").

         In the event that this Contract is not closed, then the earnest money shall be disbursed in the manner provided for elsewhere herein. Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Contract, it is understood and agreed that One Hundred Dollars ($ 100.00) of the earnest money shall in all events be delivered to Seller as valuable consideration for the Inspection Period described in Article VI hereinbelow and the execution of this Contract by Seller.

                                   ARTICLE IV

                       PRE-CLOSING OBLIGATIONS OF SELLER
                       ---------------------------------

         Within seven (7) days from the date of execution of this Contract, Seller shall furnish to Purchaser, each of the following (collectively, the "Due Diligence Items"):

         a. A survey of the beachfront portion (south of FM3005 known as "Westwind Beach Estates") of the Subject Property prepared by a licensed professional engineer or surveyor (Dale L. Hardy), which Survey shall: (a) include a metes and bounds legal description of the beachfront portion of the Subject Property;
                 (b) accurately show all improvements, encroachments and uses and accurately show all easements and encumbrances visible or listed on the Title Commitment (identifying each by recording reference if applicable); (c) recite the number of acres included in the beachfront portion of the Subject Property;
                 (d) state whether the beachfront portion of the Subject Property (or any portion thereof) lies within a flood zone, or flood prone area; (e) contain a certificate verifying that the Survey was made on the ground, that the Survey is correct, that there are no improvements, encroachments, easements, uses or encumbrances except as shown on the survey plat, that the area represented for the beachfront portion of the Subject Property does not lie within any flood zone or flood prone area, except as indicated thereon; (f) have been made in accordance with the Texas Board of Professional Land Surveying Properties Act, General Rules of Procedures and Practices, Revised Sept. 1995, and shall be certified accordingly; and (g) otherwise be in form

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                 sufficient for the amendment of the boundary exception by the
                 Title Company. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the beachfront portion of the Subject Property;

         b. Its latest surveys as listed below of the bayside portion (north of FM3005) of the Subject Property prepared by a professional engineer or surveyor. Said surveys are at least 25 years old and Seller excepts from warranty any land now submerged or subject to governmental or environmental controls (Metes and bounds descriptions of the entire tract (comprising both beachfront portion and bayside portion) are available from present Deeds and will be presented to Purchaser upon request).

                 1. Survey of Martin/Owen Tract. May 20, 1972 By Andrew Jonson, Jr., Registered Public Surveyor.

                 2. Survey of Martin/Owen and Novelli/Garland 100 AcreTract. Sept., 1923 by C.C. Washington, Galveston County Surveyor.

         a. A current commitment (the "Title Commitment") for the issuance of an owners policy of title insurance to the Purchaser from the Title Company, at Purchaser's expense, together with good and legible copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitment; and

         b. All information of any kind whatsoever in the possession of Seller concerning possible development of the Subject Property, including, but not limited to, any and all plans for the development of the Subject Property, any engineering studies of the Subject Property, and information relating to obtaining the approval of local governing bodies for the development of the Subject Property, any information as to when construction on this Subject Property may commence, any information regarding present or future zoning of the Subject Property, and any information concerning the availability of utilities.

                                  ARTICLE V

                           TITLE INSPECTION PERIOD
                           -----------------------

         Purchaser shall have a period of sixty (60) days from the date hereof in which to review and approve each such item (the "Title Review Period"). If the information to be provided pursuant to subparagraphs (a), (b) and (c) of
Article IV reflects or discloses any defect, exception or other matter affecting the Subject Property ("Title Defects") that is unacceptable to Purchaser, then prior to the expiration of the Title Review Period Purchaser shall provide Seller with written notice of Purchaser's objections. Seller may, at its sole option, el ect to cure or remove the objections raised by Purchaser, provided, however, that Seller shall have no obligation to do so.

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Should Seller elect to attempt to cure or remove the objection, Seller shall have ten (10) days from the date of Purchaser's written notice of objections (the "Cure Period") in which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify Purchaser in writing specifying which objections Seller does not intend to cure, and then Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, either to terminate this Agreement by providing written notice of termination to Seller within ten (10) days from the date on which Purchaser receives Seller's no-cure notice or waive the objections and close this transaction as otherwise contemplated herein. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, then Purchaser shall be deemed to have no objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, and any exceptions to Seller's title which have not been objected to by Purchaser and which are shown on the Survey or described in the Title Commitment shall be considered "Permitted Exceptions." It is further understood and agreed that any Title Defects which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions.

                                 ARTICLE VI

                              INSPECTION PERIOD
                              -----------------
         Purchaser, at Purchaser's sole expense, shall have the right to conduct a feasibility, environmental, engineering and physical study of the Subject Property for a period of time commencing on the date of execution of this Contract and expiring sixty (60) days from the date hereof (the "Inspection Period"). Purchaser and Purchaser's duly authorized agents or representative shall be permitted to enter upon the Subject Property at all reasonable times during this Inspection Period in order to conduct engineering studies, surveys, soil tests and any other inspections and/or tests that Purchaser may deem necessary or advisable, provided, however, that any such tests or inspections must comply with all applicable governmental rules and regulations. Purchaser further agrees to indemnify and hold Seller harmless from any claims or damages, including reasonable attorney's fees, resulting from Purchaser's inspection of the Subject Property. In the event that the review and/or inspection conducted by this paragraph shows any fact, matter or condition to exist with respect to the Subject Property that is unacceptable to Purchaser, in Purchaser's sole discretion, or if for any reason Purchaser determines that purchase of the Subject Property is not feasible, then Purchaser shall be entitled, as Purchaser's sole remedy, to cancel this Contract by providing written notice of cancellation to Seller prior to the expiration of the Inspection Period. If Purchaser shall provide written notice of cancellation prior to the expiration of the Inspection Period, then this Contract shall be cancelled, all earnest money (less $100.00)

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         shall be immediately returned to Purchaser by the Title Company, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.

                                 ARTICLE VII

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
             ---------------------------------------------------

         Seller represents and warrants to Purchaser that Seller will have at closing good and indefeasible fee simple title to the Subject Property free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements, and any other matters affecting title to the Subject Property except for Permitted Exceptions.

         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge, or condition affecting the Subject Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing.

         Seller hereby further represents and warrants to Purchaser, to the best of Seller's knowledge, as follows:

         a. There are no actions suits, or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or otherwise affecting any portion of the Subject Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

         b. The execution by Seller of this Contract and the consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the closing date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument, or obligation to which Seller is a party or by which the Subject Property or any portion thereof is bound, and do not, and at the closing date will not, constitute a violation of any regulation affecting the Subject Property; and

         c. Seller has not received any notice of any violation of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Subject Property of any portion thereof.


All of the foregoing representations and warranties of Seller are made by Seller both as of the date hereof and as of the date of the closing hereunder and shall survive the closing hereunder. If any representations and warranties set forth herein are determined at any time on or before the date of closing to be untrue or

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unfulfilled, then Purchaser, as Purchaser's sole and exclusive remedy, may terminate this Contract by providing written notice of such termination to Seller, in which event the earnest money (less $100.00) shall be returned to Purchaser, and all surveys, test results and other information acquired by Purchaser shall be provided to Seller, and thereafter neither Seller nor Purchaser shall have any further liabilities or obligations one unto the other.

                                  ARTICLE VIII

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

         The obligations of Purchaser to close this Contract shall, at the option of Purchaser, be subject to the following conditions precedent:

         a. All of the representations, warranties and agreements of Seller set forth in this Contract shall be true and correct in all material respects as of the date hereof and at closing, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Contract;

         b. There shall be no change in the matters reflected in the Title Commitment, and there shall not exist any encumbrance or title defect affecting the Subject Property and detailed in the Title Commitment except for the Permitted Exceptions;

          c. There shall not exist any easement, right-of-way, encroachment, waterway, pond, flood plain, conflict or protrusion with respect to the Subject Property not shown on the Survey; and

         d. No material and substantial change shall have occurred with respect to the Subject Property which would in any way affect the findings made in the inspection of the Subject Property described in Article VI hereinabove.

         If any such condition is not fully satisfied by closing, Purchaser may terminate this Contract by written notice to Seller whereupon this Contract shall be cancelled, the earnest money deposit (less $100.00) shall be returned to Purchaser by the Title Company and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.

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                                   ARTICLE IX

                                    CLOSING
                                    -------

         The closing hereunder shall take place at the offices of the Title Company or other location as mutually agreed upon. The closing shall occur on or before the expiration of the Title Review Period, as defined and described in Article V hereinabove. Purchaser shall notify Seller at least five (5) days in advance of the exact time and date of the closing. If Purchaser fails to close on or before the expiration of the Title Review Period, the $50,000.00 Earnest Money shall be forfeited and paid to Seller as liquidated damages as set out in Article XVI. Purchaser shall have the right to obtain a thirty (30) day primary extension ("First 30 Day Extension") of the deadline for closing by delivering to Seller, prior to the then scheduled closing deadline, an additional Twenty-Five Thousand and No/100 Dollars ($25,000.00) in nonrefundable earnest money. If Purchaser exercises this right then the deadline for closing of this Contract shall be extended by thirty (30) days; the additional $25,000.00 in earnest money which is paid by Purchaser in order to extend the deadline for closing of this Contract shall be non-refundable to Purchaser except in the event of default by Seller hereunder; but, if this Contract closes, then Twenty Thousand and No/100 Dollars ($20,000.00) of such additional earnest money shall be applied in partial satisfaction of the purchase price payable hereunder and Five Thousand and No/100 Dollars ($5,000.00) of such money shall be paid to Seller in addition to the purchase price payable. Upon the expiration of the first thirty (30) day extension period, Purchaser shall have the right to obtain a second thirty (30) day extension ("Second 30 Day Extension") of the deadline for closing by delivering to Seller, prior to the then scheduled closing deadline, an additional Twenty-Five Thousand and No/100 Dollars ($25,000.00) in non-refundable earnest money. If Purchaser exercises this right then the deadline for closing of this Contract shall be extended by thirty (30) days; the additional $25,000.00 in earnest money which is paid by Purchaser in order to extend the deadline for closing of this Contract shall be non-refundable to Purchaser except in the event of default by Seller hereunder, but, if this Contract closes, then Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) of such additional earnest money shall be applied in partial satisfaction of the purchase price payable hereunder and Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) of such money shall be paid to Seller in addition to the purchase price payable. Upon the expiration of the second thirty (30) day extension period, Purchaser shall have the right to obtain a third thirty (30) day extension ("Third 30 Day Extension") of the deadline for closing by delivering to Seller, prior to the then scheduled closing deadline, an additional Twenty-Five Thousand and No/100 Dollars ($25,000.00) in non-refundable earnest money. If Purchaser exercises this right then the deadline for closing of this Contract shall be extended by thirty (30) days; the additional $25,000.00 in earnest money which is paid by Purchaser in order to extend the deadline for closing of this Contract shall be non-refundable to Purchaser except in the event of default by Seller hereunder, but, if this Contract closes, then such additional earnest money shall not be applied in

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partial satisfaction of the purchase price payable hereunder and Twenty Five
Thousand and No/100 Dollars ($25,000.00) of such money shall be paid to Seller in addition to the purchase price payable.

                                   ARTICLE X

                        SELLER'S OBLIGATIONS AT CLOSING
                        -------------------------------

         At the closing, Seller shall do the following:

         a. Deliver to Purchaser a Special Warranty Deed covering the Subject Property, duly signed and acknowledged by Seller, which deed shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and marketable title to the Subject Property, as is and where is without warranty as to condition or suitability of any particular purpose, free and clear of all liens, rights-of-way, easements, and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

         b. Deliver or cause to be delivered to Purchaser, at Purchaser's expense, an Owner Policy of Title Insurance (the "Title Policy") covering the Subject Property, in the amount of the purchase price, in the form described by the Texas State Board of Insurance.

         c. Deliver such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

         d. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

         e. Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Contract.

                                   ARTICLE XI

                       PURCHASER'S OBLIGATIONS AT CLOSING
                       ----------------------------------

         At the closing, Purchaser shall deliver to Seller the purchase price for the Subject Property in cash.

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                                  ARTICLE XII

                             COSTS AND ADJUSTMENTS
                             ---------------------

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

         a. Ad valorem taxes for the Subject Property for the current calendar year shall be prorated as of the date of closing, and Seller shall pay to Purchaser in cash at closing Seller's prorata portion of such taxes. Seller's prorata portion of such taxes shall be based upon taxes actually assessed for the current calendar year.

         b. All other closing costs, including but not limited to, recording and escrow fees shall be divided equally between Seller and Purchaser; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, except as herein provided, brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership, maintenance, or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorney's fees.

         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the ownership, maintenance or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorney's fees.

                                  ARTICLE XIII

                               ENTRY ON PROPERTY
                               -----------------

         Purchaser, Purchaser's agents, employees, servants, or nominees, are hereby granted the right to enter upon the Subject Property at any time prior to the closing for the purpose of inspecting the Subject Property and conducting such surveys and/or engineering and mechanical tests as Purchaser may deem necessary or advisable, any such surveys, inspections and tests to be made at Purchaser's sole expense. Purchaser agrees to indemnify and hold Seller harmless from and against any and all losses, damages, costs, or expenses incurred by Seller as a result of any surveys, inspections or tests made by Purchaser. Seller, Seller's agents, employees, servants, or nominees, are hereby granted the right to enter upon the Subject Property after the closing for the purpose of removing the house from the Subject Property and relocating

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same on another piece of property. Any such move is to be made at Seller's sole expense. Seller agrees to indemnify and hold Purchaser harmless from and against any and all losses, damages, costs, or expenses incurred by Purchaser as a result of the house-moving by Seller.

                                  ARTICLE XIV

                             POSSESSION OF PROPERTY
                             ----------------------

         Possession of the Property free and clear of all uses and encroachments, except the Permitted Exceptions, shall be delivered to Purchaser at closing.

                                   ARTICLE XV

                                    NOTICES
                                    -------

         All notices, demands or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Seller:                  Ross J. Novelli, Sr.
         ------                   Loraine P. Garland
                                  Gary D. Martin
                                  Patricia D. Owen
                                  c/o Bay Reef Realty
                                  16708-C San Luis Pass Rd.
                                  Galveston, TX 77554
                                  Telephone No.: (409) 737-2300
                                  Facsimile No.: (409) 737-1932

         Purchaser:               Silverleaf Resorts, Inc.
         ----------               1221 Riverbend Drive
                                  Suite 120
                                  Dallas, TX 75247
                                  Telephone No.: (214) 631-1166
                                  Facsimile No.: (214) 905-0514

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                                  ARTICLE XVI

                                    REMEDIES
                                    --------

         In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, such failure shall be an event of default and Purchaser shall have the option (i) to terminate this contract by providing written notice thereof to Seller, in which event the earnest money (less $ 100.00) shall be returned immediately to Purchaser by the Title Company and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) sue Seller for specific performance.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to receive the earnest money. The earnest money is agreed upon by and between the Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the earnest money as Seller's total damages and relief.

                                  ARTICLE XVII

                                   ASSIGNMENT
                                   ----------

         This Contract may be assigned by the Purchaser to any person, firm, corporation or other entity which the Purchaser may, at its sole discretion, chose, but only on condition that any such assignee must assume and agree to perform all of Purchaser's obligations hereunder. Purchaser shall promptly provide Seller with written notice of any assignment made pursuant to this paragraph.

                                 ARTICLE XVIII

                       INTERPRETATION AND APPLICABLE LAW
                       ---------------------------------

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

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                                 ARTICLE XIX

                                  AMENDMENT
                                  ---------

         This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

                                 ARTICLE XX

                                  AUTHORITY
                                  ---------

         Each person executing this Contract warrants and represents that he is full authorized to do so.

                                 ARTICLE XXI

                                ATTORNEY'S FEES
                                ---------------

         In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney's fees and costs of court incurred in such suit.

                                  ARTICLE XXII

                              DESCRIPTIVE HEADINGS
                              --------------------

         The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                 ARTICLE XXIII

                                ENTIRE AGREEMENT
                                ----------------

         This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

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                                  ARTICLE XXIV

                            MULTIPLE ORIGINALS ONLY
                            -----------------------

         Numerous copies of this Contract may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

                                  ARTICLE XXV

                                   ACCEPTANCE
                                   ----------

         Purchaser shall have until 5:00 p.m., September 12, 1997, to execute and return a fully executed original of this Contract to Seller, otherwise this Contract shall become null and void. Time is of the essence of this Contract. The date of execution of this Contract by Purchaser shall be the date of execution of this Contract. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the laws of the State of Texas, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under the laws of the State of Texas.

                                  ARTICLE XXVI

                             REAL ESTATE COMMISSION
                             ----------------------

         In the event this Contract closes, but not otherwise, Seller agrees to pay at closing a real estate commission in the agreed amount between Seller and Broker, such commission to be paid to Century 21 Bay Reef Realty. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any other real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any other real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contacted or entered into any agreement with any other real estate broker, agent, finder, or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any other real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorney's fees) resulting to the other party by reason of a breach of the representation and, warranty made by such party herein. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XXVI shall survive to the closing.

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
EXECUTED on this 13th day of September, 1997.


                                        SELLER:
                                        -------

                                        /s/ ROSS J.NOVELLI,SR.
                                        ---------------------------------
                                            Ross J.Novelli,Sr.


                                        /s/ LORAINE P. GARLAND
                                        ---------------------------------
                                            Loraine P. Garland


                                        /s/ GARY D. MARTIN
                                        ---------------------------------
                                            Gary D. Martin


                                        /s/ PATRICIA D. OWEN
                                        ---------------------------------
                                            Patricia D. Owen

EXECUTED on this 13th day of September, 1997.

                                        PURCHASER:
                                        ----------

                                        SILVERLEAF RESORTS, INC.

                                        By:  /s/ ROBERT MEAD
                                        ---------------------------------
                                        Name:       Robert Mead
                                        ---------------------------------
                                        Its:       CEO
                                        ---------------------------------

RECEIPT OF EARNEST MONEY AND ONE (1) EXECUTED COUNTERPART OF THIS
CONTRACT IS HEREBY ACKNOWLEDGED: Contract was received at approximately 10:00AM on 9-17-97. Earnest Money received in form of Silverleaf Vacation Club, Inc. check #036322 Texas Commerce Bank in amount of $50,000.00 on 9-18-97 at 1:00 PM

TITLE COMPANY:
--------------
STEWART TITLE COMPANY /
Galveston Division                      By: /s/ D.N. LERA
                                        ---------------------------------
                                        Name: D. N. Lera
                                        ---------------------------------
                                        Its: Vice Chairman
                                        ---------------------------------


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